Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-84531) and Forms S-8 (No.s 333-113229, 333-92109, 333-60545, 333-60539, 333-61731 and 333-89740) of Interstate Hotels & Resorts, Inc. and its subsidiaries of our report dated March 12, 2004 relating to the consolidated financial statements of CNL IHC Partners, LP and subsidiaries which appear this Form 10-K/A.

Orlando, Florida
March 29, 2004